Exhibit 99.1

Contact:	Mike Schuh	(425) 951-1428
	Anne Bugge	(425) 951-1378

SONOSITE WORLWIDE REVENUE GROWS APPROXIMATELY 20% IN SECOND QUARTER

Company to Report Complete Second Quarter Financial Results July 30, 2007

BOTHELL, WA -- July 5, 2007 -- SonoSite, Inc. (Nasdaq: SONO), today provided preliminary revenue results for the second quarter ended June 30, 2007. The company said that worldwide revenue grew approximately 20% to over $47 million compared to the second quarter of 2006.  For the first half of 2007, worldwide revenue grew approximately 18% to about $90 million compared with $76.4 million for the first half of the prior year.

'Revenue growth in the second quarter demonstrated improving execution in our sales channels, as well as improving market share,' said Kevin M. Goodwin, SonoSite President and CEO. 'US business was up 16%, with the US hospital business growing quite strongly at 25% compared to the prior year’s quarter.  The private office channel, which continued to be affected by transition, was down 42% compared with last year, but up sequentially by 55% compared to the first quarter of this year. The company expects this channel to show continuing improvement as we move through the year. The international group turned in a stellar performance with its second consecutive quarter of 25% growth this year.'

Second quarter 2007 revenue estimates are preliminary.  SonoSite plans to report complete second quarter and first half 2007 financial results on July 30, 2007 after the close of the financial markets at 1 pm PT.  Management will host a conference call beginning at 1:30 pm PT on July 30th that will be webcast on the company’s website at www.sonosite.com. A replay of the audio webcast will be available beginning July 30, 2007 at 4:30 PT until midnight PT, August 13, 2007, by dialing (719) 457-0820 or toll-free (888) 203-1112.  The confirmation code 7019486 is required to access the replay. The call will be archived on SonoSite’s website.

About SonoSite

SonoSite, Inc. (www.sonosite.com) is the innovator and world leader in hand-carried ultrasound.   Headquartered near Seattle, the company is represented by eight subsidiaries and a global distribution network in over 90 countries. SonoSite’s small, lightweight systems are expanding the use of ultrasound across the clinical spectrum by cost-effectively bringing high performance ultrasound to the point of patient care.  The company employs over 550 people worldwide.

Forward-looking Information and the Private Litigation Reform Act of 1995

Certain statements in this press release relating to the our expected financial results for the second quarter of 2007, our ability to achieve progress in the execution of our growth strategy, and our future financial position and operating results are 'forward-looking statements' for the purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the opinions and estimates of our management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These statements are not guaranties of future performance and are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions. Factors that could affect actual results include the risk that our quarterly accounting review procedures or developments after the date of this release result in changes to our results from those announced in this release, the risk that we are unable to successfully execute our growth strategy and the risk that we are unable to continue our growth in revenues in future periods, as well as other factors contained in the Item 1A. 'Risk Factors' section of our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission. We caution readers not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. We undertake no obligation to publicly revise any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.